FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-75522

           ASIC registered agent number
            lodging party or agent name    Gilbert + Tobin
office level building name or PO Box no    Level 37
                   street number & name    2 Park Street
                            suburb/city    SYDNEY NSW
                              telephone    02 9263 4000
                              facsimile    02 9263 4111    ASS.  [ ] REQ-A [ ]
                              DX number    10348 SSE       CASH. [ ] REQ-P [ ]
                              Reference    212271          PROC. [ ]
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    Australian Securities & Investments Commission      form 6021
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    Notice of                                           Corporations Act 2001
    COMPULSORY ACQUISITION                              661B(1)(a)
    FOLLOWING TAKEOVER BID

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    To:

    Securities of Normandy Mining Limited ABN 86 009 295 765 (the COMPANY)
    1. Under an Off Market Bid offers were made by Delta Acquisition LLC ARBN 099 040 507 (BIDDER) in respect of the acquisition of fully paid ordinary shares in the Company. The offers closed on 26 February 2002 at 7.00pm Sydney time.
    2. You are, or are entitled to be, registered as the holder of securities in respect of which an offer was made, but have not accepted the takeover offer.
    3. The Bidder hereby gives you notice under subsection 661B(1) of the Corporations Act 2001 (the Act) that the Bidder has become entitled pursuant to subsection 661A(1) of the Act to compulsorily acquire your securities and desires to acquire those securities as well as any securities that come into or are in the bid class within the period of 6 weeks after this notice is given.
    4. Under section 661D of the Act, you have the right, by notice in writing given to the Bidder within one month after this notice is lodged with the Australian Securities & Investments Commission (ASIC), to ask the Bidder for a written statement of the names and addresses of everyone else the Bidder has given this notice to.
    5. Under section 661E of the Act, you have the right, within one month after being given this notice or within 14 days after being given a statement requested under section 661D of the Act (as referred to in paragraph 4 of this notice), whichever is the later, to apply to the Court for an order that the securities not be compulsorily acquired.
    6. The Bidder is entitled and bound to acquire the securities on the terms that applied under the takeover bid immediately before the end of the offer period.
    7. Unless on application made by you under section 661E of the Act within one month after being given this notice (as referred to in paragraph 5 of the notice) or within 14 days after being given a statement under section 661D of the Act (as referred to in paragraph 4 of this notice), whichever is the later, the Court otherwise orders, the Bidder must comply with paragraph 6 of this notice.

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SIGNATURE


            print name   RACHEL LAUNDERS        capacity   LOCAL AGENT
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            SIGN HERE  /s/ RACHEL LAUNDERS      date       28/02/02
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